THE DIAL CORPORATION
                 EXHIBIT 11-COMPUTATION OF EARNINGS PER SHARE*
                     (000 omitted, except per share data)

                                                           March, 29
                                                              1997
                                                           ----------

PRIMARY:
    Income before cumulative effect of accounting changes  $   18,323
    Cumulative effect of accounting changes
                                                           ----------
    Net Income                                             $   18,323
                                                           ----------

Weighted average shares outstanding                            91,943

Primary earnings per share:
    Income before cumulative effect of accounting change   $     0.20
    Cumulative effect of accounting changes
                                                           ----------
    Net Income per share                                   $     0.20
                                                           ----------

FULLY DILUTED:
    Income before cumulative effect of accounting changes  $   18,323
    Cumulative effect of accounting changes
                                                           ----------
    Net Income                                             $   18,323
                                                           ----------

Weighted average shares outstanding                            91,943
    Incremental shares under stock option plans                   557
                                                           ----------
    Adjusted weighted average shares outstanding               92,500
                                                           ----------

Fully diluted earnings per share:
    Income before cumulative effect of accounting changes  $     0.20
    Cumulative effect of accounting changes
                                                           ----------
    Net Income per share                                   $     0.20
                                                           ----------



*Per share information is not presented for March 30, 1996 because the Company was not a publicly held company during such period. Income (loss) per share is presented for 1997, as the Company's common shares were issued on August 15, 1996.